UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 7.01	Regulation FD Disclosure

On May 10, 2021, PolarityTE, Inc., issued a press release titled “PolarityTE Announces Diabetic Foot Ulcer Trial Met Primary and Secondary Endpoint.” A copy of the press release is furnished with this filing as Exhibit 99.1.

As stated in the press release, the results from the trial will be issued via a poster presentation entitled, “Topline Results: 100 Patient Randomized Controlled Trial to Evaluate the Treatment of Diabetic Foot Ulcers with a Novel Autologous Heterogeneous Skin Construct,” at the Symposium on Advanced Wound Care (SAWC) Spring Conference held virtually May 10-14, 2021. A copy of the poster is furnished with this filing as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 10, 2021, titled “PolarityTE Announces Diabetic Foot Ulcer Trial Met Primary and Secondary Endpoint.”
99.2	Poster titled “Topline Results: 100 Patient Randomized Controlled Trial to Evaluate the Treatment of Diabetic Foot Ulcers with a Novel Autologous Heterogeneous Skin Construct.”
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: May 10, 2021	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer